Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Grayscale Stellar Lumens Trust (XLM) (the “Trust”) on Form 10-Q for the period ending June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Sonnenshein, Principal Executive Officer of Grayscale Investments, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Michael Sonnenshein
Michael Sonnenshein *
Chief Executive Officer (Principal Executive Officer)
August 5, 2022

*	The Registrant is a trust and Mr. Sonnenshein is signing in his capacity as Principal Executive Officer of Grayscale Investments, LLC, the Sponsor of the Trust.